Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Lonestar Resources US Inc.

Fort Worth, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2017, relating to the consolidated financial statements of Lonestar Resources US Inc. appearing in Lonestar Resources US Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ BDO USA, LLP
Dallas, Texas February 14, 2018